Exhibit 4.1


                             SUBSCRIPTION AGREEMENT

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.

                Subscription Agreement for the Purchase of Units


     The undersigned hereby subscribes for units, in connection with the proposed private placement of a maximum of $2,200,000 of units. Each unit consists of one share of the 5% convertible preferred stock of In Veritas Medical Diagnostics, Inc. (the "Company"), par value $.001 per share (the "5% Preferred Shares") and one warrant to purchase one share of our common stock (the "Unit"), subject to adjustment upon specified events, including stock splits, stock dividends, mergers, consolidations, exchange of shares, recapitalizations or reorganizations. In addition, each purchaser of a Unit will receive a warrant (the "Unit Warrant") to purchase an additional Unit.

     The Units shall be registered for public sale with the Securities and Exchange Commission (the "Commission"), in accordance with the terms set forth in the registration rights agreement (the "Registration Rights Agreement"), entered into between the holders of the Units (the "Holders") and the Company of even date.

     The undersigned agrees to pay the aggregate subscription price set forth on page 8 or 9, as applicable, for the Units being purchased hereunder. The entire purchase price is due and payable upon the submission of this Subscription Agreement, and shall be payable by wire transfer or check subject to collection, to the order of Kogan & Associates, LLC, as Escrow Agent for In Veritas Medical Diagnostics, Inc. The wire transfer instructions are as follows:

                  Account:          Kogan & Associates, LLC IOLA Account
                  Bank:             HSBC Bank
                  Routing Number:   021 001 088
                  Account Number:   983902836

     The undersigned acknowledges that the Units being purchased hereunder will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state, that absent an exemption from registration contained in those laws, the Units require registration, and that the Company's reliance upon such exemption is based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement, the Registration Rights Agreement and the accompanying Confidential Prospective Questionnaire (collectively, the "Subscription Documents").


     1. The undersigned represents, warrants, and agrees as follows:

          a. The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

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          b. The undersigned has carefully read the Confidential Term Sheet and
     Exhibits thereto (the "Memorandum") and this Subscription Agreement (collectively, the "Disclosure Materials"), all of which the undersigned acknowledges have been provided to the undersigned. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Disclosure Materials and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The undersigned understands the Disclosure Materials, and the undersigned has had the opportunity to discuss any questions regarding any of the Disclosure Materials with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Disclosure Materials. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in the Disclosure Materials. The undersigned does not desire to receive any further information.

          c. The undersigned is aware that the purchase of the Units is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment. The undersigned has specifically reviewed the section in the Disclosure Materials entitled "Risk Factors."

          d. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this Private Placement Offering of the Units for investment, or any recommendation or endorsement of this Private Placement of the Units.

          e. The undersigned is purchasing the Units for the undersigned's own account, with the intention of holding the Units with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Units or the securities underlying the Units, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

          f. The undersigned represents that if an individual, he has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Units. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

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          g. The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Units indefinitely, or to afford a complete loss of his investment in the Units.

          h. The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Units will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Units are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Units for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission (the "Commission"), a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Units, and for which such Units may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

          i. The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management. The undersigned is purchasing the Units with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Units for the undersigned's account. No person other than the undersigned has any beneficial interest in the Units being purchased hereunder.

          j. FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Units, and (iii) the undersigned has the full power of such entity to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

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          k. The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual or its principal business address if it is a corporation or other entity.

          l. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

          m. The undersigned acknowledges that the certificates for the securities comprising the 5% Preferred Shares which the undersigned will receive will contain a legend substantially as follows:

               THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

               The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act. The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

          n. Without the express written consent of the Placement Agent, the undersigned agrees that he or she will not sell or transfer any of the shares of common stock issuable upon conversion of the 5% Preferred Shares or the shares of common stock underlying the warrants (the "Shares") until the earlier of twelve (12) months from the date that this subscription is accepted by the Company or the date that a registration statement covering the Shares is declared effective. The undersigned further agrees that he will not sell or transfer the Shares for any additional period as may be required by the Nasdaq Stock Market.

     2. The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Documents.

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     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows (which representations and warranties are supplemented by the Company's filings under the Securities Exchange Act of 1934 made prior to the date of this Agreement (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchaser):

          3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiary, taken as a whole (a "Material Adverse Effect").

          3.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 3.2. For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

          3.3 Capitalization; Voting Rights. The authorized capital stock of the Company, as of the date hereof consists of 150,000,000 shares, of which 100,000,000 are shares of Common Stock, par value $.001 per share, 51,677,339 shares of which are issued and outstanding and 50,000,000 are shares of preferred stock, par value $.001 per share of which 34,343,662 shares of preferred stock are issued and outstanding. The authorized capital stock of each Subsidiary of the Company is set forth on Schedule
     3.3 All issued and outstanding shares of the Company's Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          3.4 Authorization; Binding Obligations. The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement, including the purchase and sale of the units in connection with

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     the offering (the "Unit"), each of which consists of one share of Series B convertible preferred stock, par value $.001 per share of the Company (the "Preferred Stock"), and one warrant (the "Warrant") to purchase one share of the Company's common stock (together with this Agreement, the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles or equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          3.5 Liabilities. The Company has no contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

          3.6 Agreements; Action. Except as set forth on Schedule 3.6 or as disclosed in any Exchange Act Filings:

               (a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or the Subsidiary is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or
          (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or
          (iv) indemnification by the Company with respect to infringements of proprietary rights.

               (b) Since January 31, 2005, neither the Company nor the Subsidiary has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

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               (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          3.7 Obligations to Related Parties. Except as set forth in the Exchange Act Filings or on Schedule 3.7, there are no obligations of the Company or the Subsidiary to officers, directors, stockholders or employees of the Company or the Subsidiary other than:

               (a) for payment of salary for services rendered and for bonus payments;

               (b) reimbursement for reasonable expenses incurred on behalf of the Company and the Subsidiary;

               (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

               (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

          Except as described above or set forth in the Exchange Act Filings or on Schedule 3.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth in the Exchange Act Filings or on Schedule 3.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          3.8 Changes. Since January 31, 2005, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Company Documents, there has not been:

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               (a) any change in the business, assets, liabilities, condition
          (financial or otherwise), properties, operations or prospects of the Company or the Subsidiary, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (b) any resignation or termination of any officer, key employee or group of employees of the Company or the Subsidiary;

               (c) any material change, except in the ordinary course of business, in the contingent obligations of the Company or the Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (d) any damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have a Material Adverse Effect;

               (e) any waiver by the Company or the Subsidiary of a valuable right or of a material debt owed to it;

               (f) any direct or indirect loans made by the Company or the Subsidiary to any stockholder, employee, officer or director of the Company or the Subsidiary, other than advances made in the ordinary course of business;

               (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or the Subsidiary;

               (h) any declaration or payment of any dividend or other distribution of the assets of the Company or the Subsidiary;

               (i) any labor organization activity related to the Company or the Subsidiary;

               (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or the Subsidiary, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or the Subsidiary;

               (l) any change in any material agreement to which the Company or the Subsidiary is a party or by which either the Company or the Subsidiary is bound which either individually or in the aggregate has had, or could reasonably be expected to have a Material Adverse Effect;

               (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have a Material Adverse Effect; or

               (n) any arrangement or commitment by the Company or the Subsidiary to do any of the acts described in subsection (a) through
          (m) above.

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          3.9 Title to Properties and Assets; Liens, Etc. Except as set forth in the Exchange Act Filings or on Schedule 3.9, each of the Company and the Subsidiary has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

               (a) those resulting from taxes which have not yet become delinquent;

               (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or the Subsidiary; and

               (c) those that have otherwise arisen in the ordinary course of business.

               All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and the Subsidiary are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth in the Exchange Act Filings or on Schedule 3.9, the Company and the Subsidiary are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          3.10 Intellectual Property.

               (a) Except as set forth in the Exchange Act Filings or on
          Schedule 3.10, each of the Company and the Subsidiary owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or the Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

               (b) Except as set forth in the Exchange Act Filings or on
          Schedule 3.10, neither the Company nor the Subsidiary has received any communications alleging that the Company or the Subsidiary has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or the Subsidiary aware of any basis therefor.

               (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or the Subsidiary, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or the Subsidiary.

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          3.11 Compliance with Other Instruments. Neither the Company nor the
     Subsidiary is in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Company Documents to which it is a party will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          3.12 Litigation. Except as set forth in the Exchange Act Filings or on
     Schedule 3.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or the Subsidiary that prevents the Company or the Subsidiary from entering into this Agreement or the other Company Documents, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have a Material Adverse Effect or any change in the current equity ownership of the Company or the Subsidiary, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor the Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on Schedule 3.12 hereto, there is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or which the Company or the Subsidiary intends to initiate.

          3.13 Tax Returns and Payments. Except as set forth in the Exchange Act Filings or on Schedule 3.13, each of the Company and the Subsidiary has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or the Subsidiary on or before the Closing, have been paid or will be paid prior to the time they become delinquent.

          Except as set forth in the Exchange Act Filings or on Schedule 3.13, neither the Company nor the Subsidiary has been advised:

               (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

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               (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

               The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          3.14 Employees. Except as set forth in the Exchange Act Filings or on
     Schedule 3.14, neither the Company nor the Subsidiary has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or the Subsidiary. Except as disclosed in the Exchange Act Filings or on Schedule 3.14, neither the Company nor the Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or the Subsidiary, nor any consultant with whom the Company or the Subsidiary has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or the Subsidiary because of the nature of the business to be conducted by the Company or the Subsidiary; and to the Company's knowledge the continued employment by the Company or the Subsidiary of its present employees, and the performance of the Company's and the Subsidiary contracts with its independent contractors, will not result in any such violation. Neither the Company nor the Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or the Subsidiary. Neither the Company nor the Subsidiary has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or the Subsidiary, no employee of the Company or any the Subsidiary has been granted the right to continued employment by the Company or the Subsidiary or to any material compensation following termination of employment with the Company or the Subsidiary. Except as set forth on Schedule 3.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or the Subsidiary, nor does the Company or the Subsidiary have a present intention to terminate the employment of any officer, key employee or group of employees.

          3.15 Registration Rights and Voting Rights. Except as set forth in the Exchange Act Filings or on Schedule 3.15, neither the Company nor the Subsidiary is presently under any obligation, and neither the Company nor the Subsidiary has granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 3.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company or the Subsidiary has entered into any agreement with respect to the voting of equity securities of the Company or the Subsidiary.

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          3.16 Compliance with Laws; Permits. Neither the Company nor the
     Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Units, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and the Subsidiary has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.17 Environmental and Safety Laws. Neither the Company nor the Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 3.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or the Subsidiary or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or the Subsidiary. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

     (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

     (b)  any petroleum products or nuclear materials.

          3.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Units will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          3.19 Full Disclosure. Each of the Company and the Subsidiary has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Units, including all information the Company and the Subsidiary believe is reasonably necessary to make such investment decision. Neither this Agreement, the Company Documents, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or the Subsidiary to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or the Subsidiary were based on the Company's and the Subsidiary's experience in the industry and on assumptions of fact and opinion as to future events which the Company or the Subsidiary, at the date of the issuance of such projections or estimates, believed to be reasonable.

          3.20 Insurance. Each of the Company and the Subsidiary has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and the Subsidiary in the same or similar business.

          3.21 SEC Reports. Except as set forth on Schedule 3.21, since January 31, 2005, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended. The Company has furnished the Purchaser with copies of:
     (i) its Annual Report on Form 10-KSB for its fiscal year ended July 31, 2004; and (ii) its Quarterly Report on Form 10-QSB for its fiscal quarter ended January 31, 2005, (collectively, the "SEC Reports"). Except as set forth on Schedule 3.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.22 Listing. The Company's common stock is traded on the National Association of Securities Dealers Over the Counter Bulletin Board ("NASD OTCBB") and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its common stock will not be eligible to be traded on the NASD OTCBB or that its common stock does not meet all requirements for such trading.

          3.23 No Integrated Offering. Neither the Company, nor the Subsidiary or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Units pursuant to this Agreement or any of the Company Documents to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Units pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiary take any action or steps that would cause the offering of the Units to be integrated with other offerings.

          3.24 Stop Transfer. The Units are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Units at such time as the Units are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

          3.25 Dilution. The Company specifically acknowledges that its obligation to issue the shares of common stock upon conversion of the Preferred Stock and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

          3.26 Patriot Act. The Company certifies that, to the best of the Company's knowledge, the Company has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company has, and this Agreement will not, cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

     4. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

     5. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with the Private Placement Offering, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

     6. This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

     7. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

     8. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and the United States District Courts situated therein.

                     ALL SUBSCRIBERS MUST COMPLETE THIS PAGE



  1.    __ Individual                   8.  __ Trust
                                                   Date Opened____________
  2.    __ Joint Tenants with Right
           of Survivorship              9.  __ As a Custodian for

  3.    __ Husband and Wife (Tenants               Under the Uniform Gift
           by the Entirety)                        to Minors Act of the State

                                        10. __ Married with Separate
  4.    __ Community Property                      Property

  5.    __ Tenants in Common            11. __ Keogh

  6.    __ Corporation/Partnership

  7.    __ IRA

                 EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON


_______ Units x $.65 = $




--------------------------------------------------------------------------------
                     Exact Name in Which Title is to be Held


--------------------------------------------------------------------------------
                                   (Signature)


--------------------------------------------------------------------------------
                               Name (Please Print)


--------------------------------------------------------------------------------
                          Residence: Number and Street


--------------------------------------------------------------------------------
    City                          State                     Zip Code


--------------------------------------------------------------------------------
                             Social Security Number



Accepted this day of March, 2005, on behalf of In Veritas Medical Diagnostics, Inc.


                                    By:
                                         ---------------------------------
                                         John Fuller, President
                                         and Chief Executive Officer

                  EXECUTION BY SUBSCRIBER WHO IS A CORPORATION,
                              PARTNER, TRUST, ETC.


______ Units x $.65 = $



--------------------------------------------------------------------------------
                     Exact Name in Which Title is to be Held


--------------------------------------------------------------------------------
                                   (Signature)


--------------------------------------------------------------------------------
                               Name (Please Print)


--------------------------------------------------------------------------------
                          Residence: Number and Street



--------------------------------------------------------------------------------
    City                          State                     Zip Code



--------------------------------------------------------------------------------
                            Tax Identification Number


Accepted this day of March, 2005, on behalf of In Veritas Medical Diagnostics, Inc.


                                    By:
                                         ---------------------------------
                                         John Fuller, President
                                         and Chief Executive Officer